                                  EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2000, except as for Note 11(b) which is as of February 11, 2000, relating to the consolidated financial statements and financial statement schedule of DoubleClick, Inc., which appears in DoubleClick Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


                                                 /s/ PRICEWATERHOUSECOOPERS LLP


                                                 PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
New York, New York
February 18, 2000